                      J.L. FRENCH AUTOMOTIVE CASTINGS, INC.
                        RATIO OF EARNING TO FIXED CHARGES


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
                                                                  Predecessor                     French Automotive
                                                 ---------------------------------------   ----------------------------------------
                                                      Year Ended            Three Months   Nine Months            Year Ended
                                                      December 31,              Ended         Ended              December 31,
                                                 ---------------------        March 31,    December 31,      ----------------------
                                                   1994         1995            1996           1996            1997          1998
                                                 --------     --------      ------------   ------------      --------     ---------
EARNINGS:
     Pretax income ...........................   $ 30,999     $ 27,243       $     5,788    $    (2,780)      $ 12,678     $ 20,454
     Fixed charges............................        330        1,885               368         12,939         15,664       22,631
                                                 --------     --------      ------------   ------------      ---------    ---------
                                                 $ 31,329     $ 29,128       $     6,156    $    10,159       $ 28,342     $ 43,085
                                                 --------     --------      ------------   ------------      ---------    ---------
FIXED CHARGES:
     Interest ................................   $    330     $  1,885       $       350    $    11,973       $ 13,981     $ 20,533
     Dividends on convertible redeemable
          preferred stock.....................       --           --                --              483          1,050        1,050
     Amortization of deferred financing costs.                                                      428            550          767
     Interest component of rent expense ......                                        18             55             83          281
                                                 --------     --------      ------------   ------------      ---------    ---------
          Total fixed charges ................   $    330     $  1,885       $       368    $    12,939       $ 15,664     $ 22,631
                                                 --------     --------      ------------   ------------      ---------    ---------
RATIO OF EARNINGS TO FIXED CHARGES ...........       94.9         15.5              16.7            0.8            1.8          1.9
                                                 --------     --------      ------------   ------------      ---------    ---------
                                                 --------     --------      ------------   ------------      ---------    ---------


                                                                     French Automotive
                                                    -----------------------------------------------------
                                                                                      Pro Forma
                                                       Six Months Ended       ---------------------------
                                                           June 30,           Year Ended       Six Months
                                                    ---------------------     December 31,      June 30,
                                                      1998         1999           1998            1999
                                                    --------     --------     ------------     ----------
EARNINGS:
     Pretax income ...........................      $ 10,886     $ (8,424)    $     (2,990)     $   5,100
     Fixed charges............................         9,785       14,345           44,915         14,857
                                                    --------     --------     ------------     ----------
                                                    $ 20,671     $  5,921     $     41,925      $  19,957
                                                    --------     --------     ------------     ----------

FIXED CHARGES:
     Interest ................................      $  8,844     $ 13,823     $     42,803      $  13,823
     Dividends on convertible redeemable
          preferred stock.....................           525         --               --             --
     Amortization of deferred financing costs.           276          404            1,831            916
     Interest component of rent expense ......           140          118              281            118
                                                    --------     --------     ------------     ----------
          Total fixed charges ................      $  9,785     $ 14,345      $    44,915      $  14,857
                                                    --------     --------     ------------     ----------

RATIO OF EARNINGS TO FIXED CHARGES ...........           2.1          0.4              0.9            1.3
                                                    --------     --------     ------------     ----------
                                                    --------     --------     ------------     ----------
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